UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 30, 2018

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 210, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6435

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangement of Certain Officers

On May 15, 2017, CCUR Holdings, Inc. (the “Company”), formerly known as Concurrent Computer Corporation, and Warren Sutherland entered into an “Employment Agreement” related to Mr. Sutherland’s appointment as Chief Financial Officer for the Company, a copy of which was filed as Exhibit 10.2 in the Form 8-K filed by the Company on May 15, 2017 disclosing Mr. Sutherland’s appointment and is incorporated herein by reference. On January 30, 2018, the Company entered into a “First Amendment to Employment Agreement” with Mr. Sutherland (the “First Amendment”) amending certain terms of the Employment Agreement. Unless otherwise defined, all capitalized terms used herein shall have the definition given to them in the First Amendment. Pursuant to the First Amendment, Mr. Sutherland’s employment will run through December 31, 2018 unless it is terminated earlier in accordance with Sections 4.1 to 4.7 of the Employment Agreement. In the event of Mr. Sutherland’s termination without Due Cause, subject to execution of an irrevocable release, he will be entitled to receive a severance package consisting of (i) salary continuation payments for a period of twelve (12) months from the date of such termination at his most recent salary rate, (ii) the amount, if any, paid as an annual bonus in the year preceding termination, and (iii) COBRA continuation coverage under the Company’s hospitalization and medical plan and for the 12-month period following termination he and his eligible dependents at the time of termination will be eligible to continue coverage at the same premium charged to active employees.

As a part of the First Amendment, the Company acknowledged the occurrence of a “change of control” (as defined in the Company’s 2011 Stock Incentive Plan) on December 31, 2017. Pursuant to the First Amendment, if within one year after a “change of control” Mr. Sutherland’s employment is terminated by the Company (other than for Due Cause, death or Continuing Disability), subject to executing an irrevocable release, Mr. Sutherland will be entitled to receive a severance package consisting of (i) salary continuation payments for a period of twelve (12) months from the date of such termination, at his most recent salary rate, (ii) the amount, if any, paid as an annual bonus in the year preceding his termination and (iii) COBRA continuation coverage under the Company’s hospitalization and medical plan and for the 12-month period following termination he and his eligible dependents at the time of termination will be eligible to continue coverage at the same premium charged to active employees.

As a part of the First Amendment, if Mr. Sutherland has a constructive termination of his employment without Due Cause during the term of the Employment Agreement, as amended, or within one year of a “change of control” (as defined in the Company’s 2011 Stock Incentive Plan), subject to executing an irrevocable release, Mr. Sutherland will be entitled to receive a severance package consisting of (i) salary continuation payments for a period of (A) nine (9) months in the event that Mr. Sutherland provides written notice of a constructive termination to the Company prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, or (B) twelve (12) months in the event that Mr. Sutherland provides written notice of a constructive termination to the Company at any time during the period commencing on the day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and ending on December 31, 2018, in either instance at his most recent salary rate, (ii) the amount, if any, paid as an annual bonus in the year preceding Mr. Sutherland’s termination, and (iii) COBRA continuation coverage under the Company’s hospitalization and medical plan and for the 9-month or 12-month period, as the case may be, following termination he will be eligible to continue coverage, including for his eligible dependents at the time of termination, at the same premium charged to active employees. Mr. Sutherland may notify the Company of any basis for a constructive termination of his employment through and until December 31, 2018. If the action (or inaction) serving as basis for Mr. Sutherland’s notification is not reversed or remedied by the Company within thirty (30) days of such notification, Mr. Sutherland’s employment will be deemed to have been constructively terminated at the end of such 30-day period.

The foregoing description of the First Amendment is qualified in its entirety by the full text of the First Amendment, a copy of which is furnished as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between the Company and Warren Sutherland, dated as of January 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2018

CCUR Holdings, Inc.

(Registrant)

By:	/s/ Warren Sutherland
Warren Sutherland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between the Company and Warren Sutherland, dated as of January 30, 2018